NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF SHARES OF COMMON STOCK OF

THE KOREA FUND, INC.

Pursuant to the Offer to Repurchase
Dated September 29, 2006

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if a shareholder’s certificates for shares of common stock, par value $0.01 per share (the “Shares”) of The Korea Fund, Inc. (the “Fund”), are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before midnight, Eastern time, on the Expiration Date. The “Expiration Date” of the Offer is midnight, Eastern time, on October 27, 2006, unless the Fund, in its sole discretion, shall have extended the period the Offer is open, in which case “Expiration Date” shall mean the last time and date on which the Offer, as so extended by the Fund, shall expire. This form and a copy of your investment registration certificate issued by the Korean Financial Supervisory Commission may be delivered by hand or overnight courier or transmitted by facsimile transmission or mail to the Depositary at the appropriate address set forth below and must be received by the Depositary on or before midnight, Eastern time, on the Expiration Date. See Section 4, “Procedures for Tendering Shares for Repurchase” of the Offer to Repurchase dated September 29, 2006 (the “Offer to Repurchase”).

The Depositary:
The Colbent Corporation

By First Class Mail:	By Registered, Certified or Express Mail or Overnight Courier:	By Hand:
The Colbent Corporation	The Colbent Corporation	The Colbent Corporation
Attn: Corporate Actions	Attn: Corporate Actions	Attn: Corporate Actions
POB 859208	161 Bay State Drive	161 Bay State Drive
Braintree, MA 02185-9208	Braintree, MA 02184	Braintree, MA 02184

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS
OTHER THAN THOSE SHOWN ABOVE DOES NOT
CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:

The undersigned hereby tenders to The Korea Fund, Inc. (the “Fund”), upon the terms and subject to the conditions set forth in the Offer to Repurchase and the related Letter of Transmittal, dated September 29, 2006 (which, together with the Offer to Repurchase and any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below and all Shares that may be held in the name(s) of the registered holder(s) by the Fund’s transfer agent pursuant to the dividend reinvestment plan pursuant to the guaranteed delivery procedures set forth in Section 4, “Procedures for Tendering Shares for Repurchase,” of the Offer to Repurchase.

Number of Shares Tendered: _ _

Certificate Nos. (if available):	Name(s) of Record Holder(s):

Address(es): _ _

City	State	Zip Code

Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

If Shares will be tendered by book-entry transfer to The Depository Trust Company, please check box: ☐

The Depository Trust Company

Account Number:

The undersigned also tenders all uncertificated Shares that may be held in the name(s) of the registered holder(s) by the Fund’s transfer agent pursuant to the Fund’s Dividend Reinvestment Plan:

☐ Yes     ☐ No

(Note: If neither of these boxes is checked, any such uncertificated Shares will NOT be tendered.)

Dated: _ _ , 2006
Signature

YOU MUST PROVIDE THE INFORMATION REQUESTED ABOVE. FAILURE TO FURNISH THE INFORMATION REQUESTED REGARDING ACCOUNT INFORMATION WILL RESULT IN AN INCOMPLETE REPURCHASE REQUEST WHICH WILL MEAN THE FUND CANNOT REPURCHASE YOUR SHARES.

Shareholder Accounts:

(1) Korean Securities Account (for receipt of Korean securities)

Name of licensed Korean broker or custodian bank:

Address, City and Zip Code:

Korean bank BIC Code:

Securities Account No.:

Account Executive (AE): Mr./Ms.

Holder of the Foreign Investment Identification Number issued by the Korean Financial Supervisory Commission (as appearing on the Investment Registration Certificate):

Foreign Investment Identification Number issued by the Korean Financial Supervisory Commission:

Telephone No. of AE:

Telephone No. of Record Holder:

Email address (if available) of AE:

Email address (if available) of Record Holder:

(2) Bank Account (U.S. dollar account) (for receipt of cash)

Name of bank:

Address, City and Zip Code:

Bank ABA No.:

Account No.:

Beneficiary Name:

Account Executive (AE): Mr./Ms.

Telephone No. of AE:

Telephone No. of Record Holder:

Email address (if available) of AE:

Email address (if available) of Record Holder:

(3) DTC Account (for receipt of American Depositary Receipts)

DTC Participant No.:

Agent Identification No.:

Account No.:

Account Contact Name: Mr./Ms.

Telephone No. of Account Contact:

Telephone No. of Record Holder:

Email address (if available) of Account Contact:

Email address (if available) of Record Holder:

YOU MUST ALSO INCLUDE A COPY OF YOUR INVESTMENT REGISTRATION CERTIFICATE ISSUED BY THE KOREAN FINANCIAL SUPERVISORY COMMISSION.

YOU MUST PROVIDE THE INFORMATION REQUESTED ABOVE. FAILURE TO FURNISH THE INFORMATION REQUESTED REGARDING ACCOUNT INFORMATION WILL RESULT IN AN INCOMPLETE REPURCHASE REQUEST WHICH WILL MEAN THE FUND CANNOT REPURCHASE YOUR SHARES.

GUARANTEE
     The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby: (a) guarantees to deliver to the Depositary certificates representing the Shares tendered hereby, in proper form for transfer (or tender shares pursuant to the procedure for book-entry transfer) into the Depositary’s account at The Depository Trust Company, together with (i) a properly completed and duly executed Letter of Transmittal with any required signature guarantees and (ii) other required documents, all of which must be received by the Depositary prior to 5:00 p.m., Eastern time, on the third New York Stock Exchange trading day after the date of receipt by the Depositary of this Notice of Guaranteed Delivery, properly completed and duly executed; and (b) represents that such tender of Shares complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended.

Name of Firm:
(Please Print)

Authorized Signature:

Name:
(Please Print)

Title:

Address:

City	State	Zip Code

Area Code and Telephone Number:

Date:

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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